Exhibit 10.6

Credit Facility Contract

(Contract No. (2014) HR009)

(This Is a Summary Translation for Reference Only)

Lender:	China Merchants Bank Holdings Co., Ltd., Hohhot Ruyi Branch ("Party A")

Responsible Person:	FENG Guiyong

Borrower:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. ("Party B")

Legal Representative/Responsible Person:

Upon review of Party B’s application, Party A agrees to grant a credit facility to Party B. Therefore, pursuant to the provisions of the relevant law, Party A and Party B, after full consultation, have reached the agreement on the provisions set forth below and entered into this contract.

Article 1	Amount of the Credit Facility

1.1          Party A provides to Party B a credit facility in the amount of RMB Fifty Million Yuan (¥200,000,000.00) even. This amount can be used on a revolving basis and this is the maximum amount of the sum of all the credit services (trade financing, acceptance note, commercial letter of credit, domestic factorings, etc.) to be used Party B.

1.2          If Party A agrees to provide domestic factoring financing to Party B, then the amount of accounts receivable accepted by Party A will be counted toward the maximum amount.

1.3          The amount of any letter of credit issued by any of Party A’s branches at Party A’s request will be counted toward the maximum amount.

1.4          The amount of the credit facility does not include any amount of guarantee or pledge provided by Party B or a third party as security for any single credit service.

1.5          The amount of any outstanding balance under the original credit facility contract between Party A and Party B (Contract No. (2014) HR030) will be automatically counted toward the maximum amount.

Article 2	Term of the Credit Facility

The term of this credit facility is 12 months, starting from March 12, 2014 to March 11, 2015.

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Article 3	User of the Credit Facility

3.1          Type and Scope of the Credit Facility Amount

The type of service under this contract is liquid capital loan.

3.2          During the term of this contract, Party B may use the maximum amount on a revolving basis. Party B must submit application for each liquid capital loan hereunder, specifying the amount, term and purpose, to Party A for review and approval.

3.3          The term of use for each loan must be specified based on Party B’s operational needs and on Party A’s business management policies.

Article 4	Interest and Fees

The loan, loan interest and service fees for any loan hereunder will be specified in the specific loan contract.

Article 5	Guarantee

5.1          All the debts generated hereunder by Party B will be guaranteed by Inner Mongolia Yongye Nongfeng Biotech Co., Ltd. and WU Zishen as several liability guarantors.

5.2          If the guarantors fail to execute guarantee contracts and complete guarantee procedures, Party A shall have the right to refuse to provide any credit to Party B.

Article 6	Party B’s Rights and Responsibilities

6.1          Party B has the following rights:

The right to demand that Party A provide loans and other credit services within the maximum amount;

The right to use the amount in accordance with the provisions herein;

The right to request that Party A keep confidential all information on Party B’s production, operation, financial situation and accounts provided by Party B, except in situation required by law or regulations;

The right to transfer the debt to a third party after obtaining Party A’s consent.

6.2          Party B has the following obligations:

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The obligation to provide documents (including but not limited to periodic financial reports and major operation and production decisions and policy changes) requested by Party A;

The obligation to accept Party A’s oversight over its use of the credit facility and its operation and financial situation;

The obligation to use the loan hereunder in accordance with the provisions herein;

The obligation to repay the principal and pay the interest of the loan;

The obligation to obtain Party A’s written consent if it desires to transfer the debt hereunder;

The obligation to notify Party A immediately in the event of any of the following:

Material financial/asset losses or other financial crisis;

Providing loan or guarantee to a third party or use its assets as pledge;

Undertaking M&A, spin-off, reorganization, joint venture, transfer of stocks or other restructuring;

Suspension or ceasing of operation or revocation of licenses or permits, or filing for bankruptcy or dissolution;

Material crisis in the operation or financial situation of its controlling shareholder(s) or other affiliates;

Major related party transactions with its controlling shareholder(s) or other affiliates;

Any litigation, arbitration or criminal/administrative sanctions that have material adverse effect on its financial situation or operation;

Other events that have material adverse effect on its financial situation or operation.

The obligation not to be negligent in managing its creditor’s claims and not to dispose of its major assets in any inappropriate means.

Article 7	Party A’s Rights and Responsibilities

7.1          Party A has the following rights:

The right to demand that Party B repay the loan principal in full on time and pay other interest and fees hereunder;

The right to request Party B to provide documents in connection with the credit facility;

The right to know Party B’s operations and financial activities;

The right to supervise Party B’s use of the loan or of any other credit facility;

The right to request its branch office(s) to issue the letter of credit hereunder;

The right to deduct directly such amount from Party B’s bank account(s) to repay the debt hereunder.

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The right to transfer its creditor’s claims and to enforce collection of debts through appropriate means;

Other right(s) hereunder.

7.2          Party A has the following obligations:

The obligation to disburse the loan or provide other credit hereunder in accordance with the provisions herein;

The obligation to maintain confidential on the information regarding Party B’s assets, financial situation, operation and production, except as required by law or regulation.

Article 8	Party B Specific Warrants and Covenants as Follows:

8.1          Party B is a duly incorporated and existing entity in accordance with the law of the PRC and has legal person qualification and full authority to execute and perform this contract;

8.2          The execution and performance of this contract has been approved by its board and other internal government bodies;

8.3          All the documents Party B has provided regarding itself, its guarantor, pledgor or pledged property are true, accurate, complete and valid with no material errors or omissions of major facts;

8.4          Party B will strictly abide by the provisions of any specific loan contracts and other credit documents issued by Party A hereunder;

8.5          As of the date of this contract, there is no litigation, arbitration or criminal/administrative sanction, nor will there be during the term of this contract, that will have material adverse effect on Party B or its assets. If any of the above happens, Party B will notify Party A immediately;

8.6          Party B will strictly abide by all law and regulations and conduct its operation in accordance with the law and within the scope of its license;

8.7          Party B will maintain or improve its current management standard and ensure the preservation and appreciation of its assets, and will not give up any its creditor claims or dispose of its assets inappropriately;

8.8          Prior to Party A’s consent, Party B will not repay other long-term debts in advance;

8.9          At the time of executing this contract, there is no any other major event that will affect Party B’s ability to perform its obligations hereunder.

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Article 9	Other Fees

Each party will be responsible for the certification fees (except in the case of enforcement) and other fees and expenses in connection with this contract. If both parties act jointly in engaging any service, each party will be responsible for 50%.

If Party B fails to repay the debts hereunder on schedule, Party B shall be responsible for all attorney fees, litigation fees, travel and lodging expenses and other expenses incurred by Party A in the course of realizing its creditor’s claims and Party B hereby authorizes Party A to deduct directly such corresponding amounts from Party B’s bank account(s) to cover such fees and expenses.

Article 10	Breaches and Handling of Breaches

10.1        The occurrence of any of the following on Party B’s part constitutes a breach:

Providing false documents or withholding material facts, refusal to cooperate with Party A’s investigation or review;

Refusal to accept, or attempt to evade, Party A’s supervision of or monitor on its operation and financial activities;

Failure to use the loan hereunder or other credit in accordance with the provisions herein or in any specific contracts hereunder;

Failure to repay loan principal and pay loan interest and other fees hereunder;

Transfer of the debts hereunder without Party A’s prior consent, or negligence in managing its own creditor’s claims or disposition of its major assets inappropriately;

Failure to notify Party A immediately upon the occurrence of any major events set forth herein;

Violation of the provision in Article 8 and failure to take immediate remedial actions as Party A requested;

Other events that in Party A’s opinion will harm Party A’s interests.

10.2        On the occurrence of any of the following on the part of the guarantor that, in Party A’s opinion, will affect the guarantor’s ability to provide guarantee and if Party B fails to provide additional or other guarantee at Party A’s request:

The occurrence of any event similar to those set forth in Section 6.2 above of which Party B must notify Party A immediately;

Concealing its actual ability to provide guarantee or failure to obtain qualification from government authorities at the time of providing the guarantee;

Failure to process annual inspection procedures;

Negligence in managing and collecting its own creditor’s claims or disposition of its assets in inappropriate manners.

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10.3        On the occurrence of any of the following on the part of the pledgor that, in Party A’s opinion, will cause the pledged items to be insufficient in value and if pledgor fails to take remedial actions or if Party B fails provide additional pledge or guarantee at Party A’s request:

The pledgor having no right to dispose of the pledged items or dispute about their ownership;

The pledged items being leased, frozen, seized or taken into receivership;

Transfer, lease or re-pledge of the pledged items without Party A’s prior written consent, or the proceeds from such disposition with Party A’s consent is insufficient to be used in repaying Party B’s debts hereunder;

Failure to take proper care or maintenance of, or to make repairs on, the pledged items, thus resulting in the decrease of value of the pledged items.

10.4        On the occurrence of any of the events of breach set forth in Sections 10.1, 10.2 and 10.3 above, Party A has the right to take the following measures:

Reduce the maximum amount of the credit facility hereunder or suspend the use of the remaining balance thereof;

Declare due ahead of schedule all loans already disbursed and the interests thereof;

Demand that Party B provide additional security with regard to other credit services already provided (trade financing, acceptance note, commercial letter of credit, domestic factorings, etc.), or transfer the deposit in Party B’s other accounts with Party A into Party B’s security account as additional security for the repayment of debts hereunder;

Demand that Party B immediately fulfill its buy-back obligation with regard to the outstanding accounts receivable accepted from Party B under any recourse domestic factoring service or export factoring service, or pursue Party B immediately if such service is without recourse;

Deduct directly the deposits in Party B’s settlement account or other accounts to be used as repayment of all the debts hereunder;

Pursue Party B in accordance with Article 13 herein.

Article 11	Contract Amendment and Dissolution

No amendment to or dissolution of the contract can be effective without unanimous written consent from both parties.

Article 12	Others

12.1        During the effective period of this contract, any forgiveness, grace period or delay of exercise of Party A’s rights hereunder with regard to Party B’s any breach shall not harm, affect or limit Party A’s rights and interests under the law or hereunder and shall not be construed as approval of such breach or waiver of Party A’s rights to take actions in the future with regard to such breach.

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12.2        If this contract, or certain provisions herein, becomes invalid under the law for whatever reason, Party B shall still bear the responsibility to repay all the debts hereunder.

12.3        Any notice in connection with this contract must be issued in writing and delivered to Party A’s and Party B’s addresses.

Party A’s address:

Party B’s address:

Such notice shall be considered delivered at the time of Party B signing the delivery receipt if delivered in person, 7 days after it is mailed if by registered mail, or at the time of successful transmission if sent by fax.

12.4        The parties hereto agree that for any application under trade financing service, it is sufficient that Party B may imprint reserved chop in accordance with “Reserved Chop Authorization” it has provided to Party A and both parties accept the validity of such chop.

12.5        Other matters not covered herein may be provided in a written supplemental agreement, and all such supplemental agreements and specific contracts hereunder are inseparable components of this contract.

12.6        [not applicable]

12.7        If Party B’s asset/debt ratio is lower than 65% for two consecutive months, or if Party B’s operation experiences losses for two consecutive months, Party A shall have the right to declare all debts due ahead of schedule.

Article 13 Applicable Law and Resolution of Dispute

13.1        The execution and interpretation of this contract and the resolution of any dispute in connection herewith shall all be governed by the law of the People’s Republic of China and the rights and interests of both Party A and Party B are protected by the law of the People’s Republic of China.

13.2        Any dispute arising from the course of performing this contract must be settled through consultation between the two parties; if such consultation fails, either side may submit the dispute to legal proceedings at the people’s court where Party A is located.

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13.3        If Party A and Party B complete the certification procedures for enforcement power, Party A may appeal directly to the people’s court that has jurisdiction for enforcement in order to claim the debts due owed by Party B hereunder.

Article 14	Effectuation of This Agreement

This contract will become effective after it is signed and imprinted with the business seals or special contract seals by the respective legal representatives/major responsible persons or the authorized agents of Party A and Party B; its legal effect shall automatically become void after the repayment in full of all the debts hereunder and other related fees.

Article 15	Others

This agreement has two counterparts, with one copy to Party A and one copy to Party B, and both of them have the same legal effect.

Party A:	/seal/ China Merchants Bank Holdings Co., Ltd., Hohhot Ruyi Branch

Responsible Person: /s/ [signature not legible]

Party B:	/seal/ Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.

Legal Representative: /s/ SUN Xiaofeng

Date:	March 12, 2014

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